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                                                                 Exhibit (1) (d)

                            CERTIFICATE OF AMENDMENT

                                       TO

                    AMENDED AND RESTATED DECLARATION OF TRUST

                                       OF

                         MITCHELL HUTCHINS SERIES TRUST

     The undersigned, being Vice President and Assistant Secretary of Brinson Series Trust (formerly Mitchell Hutchins Series Trust) ("Trust"), hereby certifies that the Trustees of the Trust duly adopted the following resolutions, which amended the Amended and Restated Declaration of Trust dated February 11, 1998 in the manner provided in such Amended and Restated Declaration of Trust, at a meeting held on May 9, 2001, and that the amendment became effective on that date:

          RESOLVED, that the Amended and Restated Declaration of Trust dated February 11, 1998 be, and it hereby is, amended to change the name of the Trust from "Mitchell Hutchins Series Trust" to "Brinson Series Trust" in the following manner:

          The first sentence of Section 1 of Article I of the Amended and Restated Declaration of Trust is hereby amended to read as follows:

          NAME

                    Section 1. This Trust shall be known as "Brinson Series
               Trust."...

                    Section 2(b) of Article I of the Amended and Restated
               Declaration of Trust is hereby amended to read as follows:

                    Section 2.

                    (b) The "Trust" refers to Brinson Series Trust and reference to the Trust, when applicable to one or more Series of the Trust, shall refer to any such Series;
     and be it further

     RESOLVED, that any other references in the declaration of Trust to Mitchell Hutchins Series Trust be, and they hereby are, changed to Brinson Series Trust.


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Dated: May 10, 2001
                                         /s/ Keith A. Weller
                                        --------------------------------------
                                             Keith A. Weller
                                        Vice President and Assistant Secretary

New York, New York (ss)

On this 10th day of May, 2001, before me personally appeared Keith A. Weller, to me personally known, who, being by me duly sworn, did say that he is Vice President and Assistant Secretary of the above-referenced Trust and acknowledged that he executed the foregoing instrument as his free act and deed.

                                         /s/ Evelyn De Simone
                                        --------------------------------------
                                             Notary Public